EXHIBIT 99.1
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  DSL.NET
===========                 545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                           Tel: 1-877-DSL-NET1 Fax: 203-624-3612
                                            Email: info@dsl.net Web: www.dsl.net


     DSL.NET COMMON STOCK TO TRADE ON OTC BULLETIN BOARD UNDER SYMBOL "DSLN"

NEW HAVEN, Conn. - (BUSINESS WIRE), Jan. 9, 2006 - DSL.net, Inc. (AMEX: BIZ changing to OTCBB: DSLN), a leading nationwide provider of broadband communications services to businesses, today announced that its common stock has been cleared for quotation on the OTC Bulletin Board service (OTCBB) under the symbol "DSLN" beginning today, January 9, 2006. In order to find Company information through some online financial websites it may be necessary to enter "DSLN.OB."

Commencement of quotation on the OTCBB was facilitated by the efforts of an applying market maker, whose sponsorship of the Company's common stock was approved by appropriate regulatory authorities. The Company has been advised by several other market makers that they intend to also make a market in the Company's common stock on OTCBB. The Company's common stock is also quoted on The Pink Sheets under the symbol, "DSLN," providing another quotation and trading forum for the Company's common stock.

The move to OTCBB was prompted by the Company's receipt of a suspension and delisting notice from AMEX due to the low selling price of the Company's common stock, as previously reported.

ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, these risks and uncertainties include, among other things, (i) the resulting effects of AMEX' suspension of trading in the Company's common stock and AMEX' application to de-list the Company's common stock from its exchange; (ii) the Securities and Exchange Commission's decision to approve AMEX' delisting application; (iii) the continued availability of alternative trading markets for the Company's common stock; and (iv) the Company's ability to service its debt obligations and obtain adequate financing to address its working capital needs and growth plans. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.
                                  Contact:
                                  Joe Tomkowicz
                                  203-782-3885
                                  jtomkowicz@dsl.net
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